Exhibit 99.1

Westrock Coffee Schedules Closing of Merger with Riverview and Reports
Second Quarter 2022 Results

Closing of Merger with Riverview Scheduled On or About August 26, 2022

Grows Net Sales by 31% Compared to the Second Quarter of 2021

Shrinks Net Loss by 4% Compared to the Second Quarter of 2021

Grows Adjusted EBITDA by 19% Compared to the Second Quarter of 2021

Little Rock, Ark. (August 18, 2022) – Westrock Coffee Holdings, LLC (“Westrock Coffee” or the “Company”) today reported financial results for the second quarter ended June 30, 2022.

Second Quarter 2022 Highlights:

•	Consolidated net sales were $223.4 million in the second quarter of 2022, an increase of $52.3 million, or 31%, from the second quarter of 2021.

•	Net loss was $5.8 million in the second quarter of 2022, compared to a net loss of $6.1 million in the second quarter of 2021, a decrease of 4%.

•	Adjusted EBITDA was $13.3 million in the second quarter of 2022, an increase of $2.1 million, or 19%, from the second quarter of 2021.

Scott T. Ford, CEO and Co-founder, stated, “In the second quarter, we continued to see year-over-year growth in our single serve cup and extract product lines which reinforces the mix shift we are seeing across our industry and allowed us to achieve first half 2022 Adjusted EBITDA growth of 27%, compared to the first half of 2021. The combination of our traditional seasonality trends which are back half of the year weighted, and the back half of the year ramp in our Adjusted EBITDA due to the startup of significant new single serve cup volume that came online in June, sets us up for a strong 2022.”

Mr. Ford continued, “Like our customers, our results are not immune from the recent inflationary pressures experienced across the country, so we are pleased to see gasoline prices beginning to normalize. Overall, we remain very well-positioned to meet our customers’ expanding product needs in both the short and long term which should enable us to deliver corresponding strong financial results over time.”

Quarterly Results

Consolidated net sales for the second quarter of 2022 increased 31% to $223.4 million, compared to $171.1 million for the second quarter of 2021. Net loss for the second quarter of 2022 was $5.8 million, compared to a net loss of $6.1 million for the second quarter of 2021. Adjusted EBITDA for the second quarter of 2022 was $13.3 million, representing Adjusted EBITDA growth of 19% when compared to the prior year second quarter.

Westrock Coffee’s Beverage Solutions segment contributed $170.9 million of net sales and $12.5 million of Adjusted EBITDA for the second quarter of 2022, compared to $134.4 million and $10.3 million, respectively, for the second quarter of 2021. This represents year-over-year net sales growth of 27%, driven by a 57% increase in single serve cup and a 20% increase in flavors, extracts and ingredients volumes, and year-over-year Adjusted EBITDA growth of 21%.

Net sales in the Company’s Sustainable Sourcing & Traceability (“SS&T”) segment, net of intersegment revenues, grew to $52.5 million in the second quarter of 2022, compared to $36.7 million in the second quarter of 2021, driven by a 53% increase in average green coffee prices during the second quarter of 2022 compared to the second quarter of 2021. Westrock Coffee’s SS&T segment contributed $0.8 million and $0.9 million of Adjusted EBITDA in the second quarter of 2022 and 2021, respectively.

Transaction update

As previously reported, Riverview Acquisition Corp. (NASDAQ: RVAC) (“Riverview”) has scheduled a special meeting of its stockholders on August 25, 2022 to approve its previously announced business combination with Westrock Coffee. Subject to the receipt of Riverview stockholder approval and the satisfaction of the other closing conditions described in the transaction agreement between Riverview and Westrock Coffee, the Company expects to complete the merger with Riverview on or about August 26, 2022 and expects that shares of common stock will begin trading on Nasdaq under the symbol “WEST” on August 29, 2022.

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About Westrock Coffee

Westrock Coffee Holdings, LLC is a leading integrated coffee, tea, flavors, extracts, and ingredients solutions provider in the U.S., providing coffee sourcing, supply chain management, product development, roasting, packaging, and distribution services to the retail, food service and restaurant, convenience store and travel center, non-commercial account, CPG, and hospitality industries around the world. With offices in 10 countries, the company sources coffee and tea from 35 origin countries.

About Riverview Acquisition Corporation

Riverview Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. Management is led by Chief Executive Officer R. Brad Martin, President Charles K. Slatery, and Chief Financial Officer Will Thompson.

Additional Information and Where to Find It

In connection with the proposed transaction, Westrock Coffee has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that includes a proxy statement of Riverview and a prospectus of Westrock Coffee, as well as other relevant documents concerning the proposed transaction. INVESTORS, SECURITY HOLDERS AND OTHER INTERESTED PERSONS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement/prospectus was mailed to stockholders of Riverview as of the record date of August 3, 2022. Riverview stockholders may obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Westrock Coffee and Riverview, without charge, at the SEC’s website (http://www.sec.gov). Copies of the proxy statement/prospectus can also be obtained, without charge, by directing a request to Riverview Acquisition Corp., 510 South Mendenhall Road, Suite 200, Memphis, TN 38117, (901) 767-5576.

Participants in Solicitation

Riverview and its directors and executive officers may be deemed participants in the solicitation of proxies from Riverview’s stockholders with respect to the proposed business combination. A list of the names of those directors and executive officers and a description of their interests in Riverview is contained in Westrock Coffee’s registration statement on Form S-4, initially filed on April 25, 2022, with the SEC, and subsequently amended on June 10, 2022, July 15, 2022, August 1, 2022 and August 3, 2022, which is available free of charge at the SEC’s website at www.sec.gov.

The Company and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Riverview in connection with the proposed business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination is included in the proxy statement/prospectus for the proposed business combination that Westrock Coffee has filed with the SEC.

No Offer or Solicitation

This communication does not constitute (i) a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the business combination or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase, any securities of Westrock Coffee, Riverview, the combined company or any of their respective affiliates. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom, nor shall any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction be affected. No securities commission or securities regulatory authority in the United States or any other jurisdiction has in any way passed upon the merits of the business combination or the accuracy or adequacy of this communication.

Forward-Looking Statements

Certain statements included in this communication that are not historical facts are forward-looking statements. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, certain plans, expectations, goals, projections, and statements about the future operating and financial performance of Westrock Coffee, benefits of the proposed transaction, the plans, objections, expectations, and intentions of Westrock Coffee and Riverview, the expected timing of completion of the transaction, and other statements that are not historical facts. These statements are based on information available to Westrock Coffee and Riverview as of the date hereof and neither Westrock Coffee nor Riverview is under any duty to update any of the forward-looking statements after the date of this Presentation to conform these statements to actual results. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the respective management of Westrock Coffee and Riverview as of the date hereof and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and should not be relied on by an investor or others as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Westrock Coffee and Riverview. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, changes in domestic and foreign business, market, financial, political, and legal conditions; the inability of the parties to successfully or timely consummate the proposed transaction, including the risk that the approval of the requisite equity holders of Riverview is not obtained; failure to realize the anticipated benefits of the proposed transaction; risks relating to the uncertainty of the projected financial information with respect to Westrock Coffee; risks related to the rollout of Westrock Coffee’s business and the timing of expected business milestones; the effects of competition on Westrock Coffee’s business; the amount of redemption requests made by Riverview’s stockholders; the ability of Riverview or Westrock Coffee to issue equity or equity-linked securities or obtain debt financing in connection with the proposed transaction or in the future; and those factors discussed in Riverview’s final prospectus dated August 8, 2021, Riverview’s annual report on Form 10-K for the year ended December 31, 2021, Riverview’s quarterly report on Form 10-Q for the three months ended March 31, 2022 and June 30, 2022, Westrock Coffee’s registration statement on Form S-4, which was initially filed on April 25, 2022, and subsequently amended on June 10, 2022, July 15, 2022, August 1, 2022 and August 3, 2022, in each case, under the heading “Risk Factors”, and other documents Riverview or Westrock Coffee has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Riverview nor Westrock Coffee presently know, or that Riverview or Westrock Coffee currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, the forward-looking statements reflect Riverview’s and Westrock Coffee’s expectations, plans, or forecasts of future events and views as of the date of this communication. Riverview and Westrock Coffee anticipate that subsequent events and developments will cause Riverview’s and Westrock Coffee’s assessments to change. However, while Riverview and Westrock Coffee may elect to update these forward-looking statements at some point in the future, Riverview and Westrock Coffee specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as a representation of Riverview’s and Westrock Coffee’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contacts

Media:

ICR for Westrock: Westrock@icrinc.com

Investor Relations:

ICR for Westrock: WestrockIR@icrinc.com

Westrock Coffee Holdings, LLC

Consolidated Balance Sheets

(Unaudited)

(Thousands, except unit values)	June 30, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$14,343	$19,344
Restricted cash	3,842	3,526
Accounts receivable, net	96,001	85,795
Inventories	155,323	109,166
Derivative assets	15,692	13,765
Prepaid expenses and other current assets	8,894	6,410
Total current assets	294,095	238,006

Property, plant and equipment, net	131,802	127,613
Goodwill	97,053	97,053
Intangible assets, net	122,565	125,914
Other long-term assets	15,931	4,434
Total Assets	$661,446	$593,020

LIABILITIES, REDEEMABLE UNITS, AND UNITHOLDERS’ DEFICIT
Current maturities of long-term debt	$8,157	$8,735
Short-term debt	67,871	4,510
Short-term related party debt	—	34,199
Accounts payable	117,871	80,405
Derivative liabilities	7,583	14,021
Accrued expenses and other current liabilities	29,842	26,370
Total current liabilities	231,324	168,240

Long-term debt, net	297,044	277,064
Subordinated related party debt	13,300	13,300
Deferred income taxes	20,132	25,515
Other long-term liabilities	11,589	3,028
Total liabilities	573,389	487,147

Commitments and contingencies

Series A Redeemable Common Equivalent Preferred Units: $0 par value, 222,150,000 units authorized, issued and outstanding	277,762	264,729
Series B Redeemable Common Equivalent Preferred Units: $0 par value, 17,000,000 units authorized, issued and outstanding	17,991	17,142

Unitholders’ Deficit
Common Units: $0 par value 375,420,213 units authorized; 332,209,476 units and 329,042,787 units issued and outstanding at June 30, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	60,975	60,973
Accumulated deficit	(276,196)	(251,725)
Accumulated other comprehensive income	4,724	12,018
Total unitholders’ deficit attributable to Westrock Coffee Holdings, LLC	(210,497)	(178,734)
Noncontrolling interest	2,801	2,736
Total unitholders’ deficit	(207,696)	(175,998)

Total Liabilities, Redeemable Units and Unitholders’ Deficit	$661,446	$593,020

Westrock Coffee Holdings, LLC

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Thousands, except per unit data)	2022	2021	2022	2021
Net Sales	$223,413	$171,144	$409,841	$326,475
Costs of sales	184,515	136,791	332,512	258,987
Gross Profit	38,898	34,353	77,329	67,488

Selling, general and administrative expense	35,048	31,819	70,109	63,506
Acquisition, restructuring and integration expense	2,304	926	4,787	1,943
Loss (gain) on disposal of property, plant and equipment	184	(25)	289	243
Total operating expenses	37,536	32,720	75,185	65,692
Income from operations	1,362	1,633	2,144	1,796
Other (income) expense, net	(133)	(58)	(1,110)	(238)
Interest expense	8,813	8,261	16,861	15,669
Loss before income taxes	(7,318)	(6,570)	(13,607)	(13,635)
Income tax benefit	(1,499)	(502)	(3,083)	(1,443)
Net Loss	(5,819)	(6,068)	(10,524)	(12,192)
Net (loss) income attributable to non-controlling interest	(106)	26	65	336
Net loss attributable to unitholders	(5,713)	(6,094)	(10,589)	(12,528)
Accumulating preferred dividends	(7,145)	(6,109)	(13,882)	(11,848)
Net loss attributable to common unitholders	$(12,858)	$(12,203)	$(24,471)	$(24,376)

Loss per common unit:
Basic	$(0.04)	$(0.04)	$(0.07)	$(0.07)
Diluted	$(0.04)	$(0.04)	$(0.07)	$(0.07)

Weighted-average number of units outstanding
Basic	332,209	329,043	331,195	328,062
Diluted	332,209	329,043	331,195	328,062

Westrock Coffee Holdings, LLC

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended June 30,
(Thousands)	2022	2021
Cash flows from operating activities:
Net loss	$(10,524)	$(12,192)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,966	12,314
Equity-based compensation	479	612
Paid-in-Kind interest added to debt principal	294	991
Allowance for credit losses	922	100
Amortization of deferred financing fees included in interest expense	1,046	903
Loss on disposal of property, plant and equipment	289	243
Mark-to-market adjustments	250	(1,975)
Foreign currency transactions	91	48
Change in deferred income taxes	(3,083)	(1,454)
Change in operating assets and liabilities:
Accounts receivable	(11,137)	(5,017)
Inventories	(53,663)	(7,564)
Derivative assets and liabilities	(10,743)	4,289
Prepaid expense and other assets	(14,257)	(2,000)
Accounts payable	37,278	9,463
Accrued liabilities and other	3,818	457
Net cash used in operating activities	(46,974)	(782)
Cash flows from investing activities:
Additions to property and equipment	(15,163)	(8,556)
Additions to intangible assets	(48)	(253)
Proceeds from sale of property and equipment	2,248	1,354
Net cash used in investing activities	(12,963)	(7,455)
Cash flows from financing activities:
Payments on debt	(51,665)	(46,453)
Proceeds from debt	107,423	54,888
Payment of debt issuance costs	—	(597)
Net unit settlement	(477)	(162)
Net cash provided by financing activities	55,281	7,676
Effect of exchange rate changes on cash	(29)	112
Net decrease in cash and cash equivalents and restricted cash	(4,685)	(449)
Cash and cash equivalents and restricted cash at beginning of period	22,870	18,652
Cash and cash equivalents and restricted cash at end of period	$18,185	$18,203

Westrock Coffee Holdings, LLC

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Thousands)	2022	2021	2022	2021
Net loss	$(5,819)	$(6,068)	$(10,524)	$(12,192)
Interest expense	8,813	8,261	16,861	15,669
Income tax benefit	(1,499)	(502)	(3,083)	(1,443)
Depreciation and amortization	5,952	6,071	11,966	12,314
EBITDA	7,447	7,762	15,220	14,348
Acquisition, restructuring and integration expense	2,304	926	4,787	1,943
Management and consulting fees	866	1,595	2,201	3,200
Equity-based compensation	308	306	479	612
Loss (gain) on disposal of property, plant and equipment	184	(25)	289	243
Mark-to-market adjustments	1,395	(2)	250	(1,975)
Other, net	789	621	1,461	1,121
Adjusted EBITDA	$13,293	$11,183	$24,687	$19,492

Westrock Coffee Holdings, LLC

Reconciliation of Segment Results

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Thousands)	2022	2021	2022	2021
Net Sales
Beverage Solutions	$170,865	$134,405	$319,226	$261,668
Sustainable Sourcing & Traceability[1]	52,548	36,739	90,615	64,807
Total of Reportable Segments	$223,413	$171,144	$409,841	$326,475

Adjusted EBITDA
Beverage Solutions	$12,471	$10,330	$22,891	$18,462
Sustainable Sourcing & Traceability	822	853	1,796	1,030
Total of Reportable Segments	$13,293	$11,183	$24,687	$19,492

1 - Net of intersegment revenues

Non-GAAP Financial Measures

We refer to EBITDA and Adjusted EBITDA in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net (loss) income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA and Adjusted EBITDA are important non-GAAP supplemental measures of operating performance as they contribute to a meaningful evaluation of the Company’s future operating performance and comparisons to the Company’s past operating performance. Additionally, we use these non-GAAP financial measures in evaluating the performance of our segments, to make operational and financial decisions and in our budgeting and planning process. The Company believes that providing these non-GAAP financial measures to investors helps investors evaluate the Company’s operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance.

We define “EBITDA” as net (loss) income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before equity-based compensation expense and the impact, which may be recurring in nature, of acquisition, restructuring and integration related costs, including management services and consulting agreements entered into in connection with the acquisition of S&D Coffee, Inc., impairment charges, non-cash mark-to-market adjustments, certain costs specifically excluded from the calculation of EBITDA under our material debt agreements, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, gains or losses on dispositions, and other similar or infrequent items (although we may not have had such charges in the periods presented). We believe EBITDA and Adjusted EBITDA are important supplemental measures to net (loss) income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants.

Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should be viewed in addition to, and not be considered as alternatives for, net (loss) income determined in accordance with GAAP. Further, our computations of EBITDA and Adjusted EBITDA may not be comparable to that reported by other companies that define EBITDA and Adjusted EBITDA differently than we do.